     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 5, 2001

                                                      REGISTRATION NO. 333-52463
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            -------------------------

                           WESTERN DIGITAL CORPORATION
             (Exact name of Registrant as specified in its charter)

                 DELAWARE                                 33-0956711
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                   Identification No.)

                             20511 LAKE FOREST DRIVE
                          LAKE FOREST, CALIFORNIA 92630
                                 (949) 672-7000
          (Address, including zip code, and telephone number, including area code, of Registrant's Principal Executive Offices)

                            -------------------------

                              MICHAEL A. CORNELIUS
                           WESTERN DIGITAL CORPORATION
                             20511 LAKE FOREST DRIVE
                          LAKE FOREST, CALIFORNIA 92630
                                 (949) 672-7000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            -------------------------

                                    COPY TO:
                                 RONALD S. BEARD
                           GIBSON, DUNN & CRUTCHER LLP
                                  4 PARK PLAZA
                            IRVINE, CALIFORNIA 92614
                                 (949) 451-3800

                            -------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
                                 Not applicable.

                            -------------------------


        If any of the securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_________________

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_________________

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================
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                          DEREGISTRATION OF SECURITIES

        By means of this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-52463) (the "Registration Statement") of Western Digital Corporation, a Delaware corporation (the "Registrant"), filed with the Securities and Exchange Commission on May 12, 1998, registering $1,297,200,000 aggregate principal amount at maturity of Zero Coupon Convertible Subordinated Debentures due 2018 of the Registrant (the "Debentures") and 19,373,682 shares of common stock, par value $0.01 per share of the Registrant (the "Common Stock") issuable upon conversion thereof, the Registrant hereby deregisters all shares of the Common Stock and the Debentures unsold under the Registration Statement.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of California, on March 29, 2001.


                                       WESTERN DIGITAL CORPORATION

                                       By: /s/ MATTHEW E. MASSENGILL
                                          -------------------------------------
                                               Matthew E. Massengill
                                               President and Chief Executive
                                               Officer


        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Form S-3 Registration Statement has been signed below by the following persons in the capacities indicated on March 29, 2001.


                 SIGNATURE                                                  TITLE
                 ---------                                                  -----
       /s/ MATTHEW E. MASSENGILL                           President and Chief Executive Officer
------------------------------------------              (Principal Executive Officer) and Director
           Matthew E. Massengill


          /s/ TERESA A. HOPP                        Senior Vice President, and Chief Financial Officer
------------------------------------------             (Principal Financial and Accounting Officer)
              Teresa A. Hopp


         /s/ THOMAS E. PARDUN                                      Chairman of the Board
------------------------------------------
             Thomas E. Pardun


                  *                                                      Director
------------------------------------------
            Peter D. Behrendt


                  *                                                      Director
------------------------------------------
               I. M. Booth


         /s/ KATHLEEN A. COTE                                            Director
------------------------------------------
             Kathleen A. Cote


         /s/ HENRY T. DeNERO                                             Director
------------------------------------------
             Henry T. DeNero


          /s/ ROGER H. MOORE                                             Director
------------------------------------------
              Roger H. Moore


*By: /s/ MICHAEL A. CORNELIUS
     -------------------------------------
         Michael A. Cornelius
         as attorney-in-fact